Exhibit 99.2
REPORTING SEGMENTS
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year
	Q1	Q2	Q3	Q4
	2023	2023	2023	2023	2023
AECO
Segment revenue	$288.1	$264.1	$269.6	$288.7	$1,110.5
Segment operating income	$95.4	$62.4	$77.8	$93.4	$329.0
Segment operating income as a % of segment revenue	33.1%	23.6%	28.9%	32.4%	29.6%

Field Systems
Segment revenue	$479.9	$540.6	$495.4	$452.0	$1,967.9
Segment operating income	$137.4	$175.9	$165.0	$125.2	$603.5
Segment operating income as a % of segment revenue	28.6%	32.5%	33.3%	27.7%	30.7%

Transportation and Logistics
Segment revenue	$147.4	$188.9	$192.3	$191.7	$720.3
Segment operating income	$20.3	$26.7	$33.6	$37.6	$118.2
Segment operating income as a % of segment revenue	13.8%	14.1%	17.5%	19.6%	16.4%

CORPORATE SUMMARY
Segment Revenues:
AECO	$288.1	$264.1	$269.6	$288.7	$1,110.5
Field Systems	479.9	540.6	495.4	452.0	1,967.9
Transportation and Logistics	147.4	188.9	192.3	191.7	720.3
Total Segment Revenue	$915.4	$993.6	$957.3	$932.4	$3,798.7

Segment Operating Income:
AECO	$95.4	$62.4	$77.8	$93.4	$329.0
Field Systems	137.4	175.9	165.0	125.2	603.5
Transportation and Logistics	20.3	26.7	33.6	37.6	118.2
Total segment operating income before corporate allocations	$253.1	$265.0	$276.4	$256.2	$1,050.7

Corporate and Other Charges:
Unallocated Corporate Expense	$(27.0)	$(34.0)	$(25.4)	$(29.6)	$(116.0)
Purchase accounting adjustments	(34.7)	(62.1)	(58.9)	(56.6)	(212.3)
Acquisition / divestiture items	(7.0)	(26.5)	(22.0)	(16.9)	(72.4)
Stock-based compensation / deferred compensation	(35.4)	(42.1)	(37.9)	(35.7)	(151.1)
Restructuring and other costs	(12.0)	(6.7)	(10.9)	(20.5)	(50.1)
Consolidated Operating Income	137.0	93.6	121.3	96.9	448.8
Non-operating income (expense) and income taxes	(8.2)	(49.0)	(46.4)	(33.9)	(137.5)
Net income	$128.8	$44.6	$74.9	$63.0	$311.3

REPORTING SEGMENTS
(Dollars in millions)
(Unaudited)

	Three Months Ended				Year
	Q1	Q2	Q3	Q4
	2022	2022	2022	2022	2022
AECO
Segment revenue	$242.9	$221.6	$226.0	$251.2	$941.7
Segment operating income	$77.2	$48.1	$59.8	$74.0	$259.1
Segment operating income as a % of segment revenue	31.8%	21.7%	26.5%	29.5%	27.5%

Field Systems
Segment revenue	$595.9	$574.7	$519.7	$461.0	$2,151.3
Segment operating income	$177.3	$186.6	$165.4	$126.6	$655.9
Segment operating income as a % of segment revenue	29.8%	32.5%	31.8%	27.5%	30.5%

Transportation and Logistics
Segment revenue	$154.9	$144.9	$139.2	$144.3	$583.3
Segment operating income	$8.4	$9.3	$13.2	$18.9	$49.8
Segment operating income as a % of segment revenue	5.4%	6.4%	9.5%	13.1%	8.5%

CORPORATE SUMMARY
Segment Revenues:
AECO	$242.9	$221.6	$226.0	$251.2	$941.7
Field Systems	595.9	574.7	519.7	461.0	2,151.3
Transportation and Logistics	154.9	144.9	139.2	144.3	583.3
Total Segment Revenue	$993.7	$941.2	$884.9	$856.5	$3,676.3

Segment Operating Income:
AECO	$77.2	$48.1	$59.8	$74.0	$259.1
Field Systems	177.3	186.6	165.4	126.6	655.9
Transportation and Logistics	8.4	9.3	13.2	18.9	49.8
Total segment operating income before corporate allocations	$262.9	$244.0	$238.4	$219.5	$964.8

Corporate and Other Charges:
Unallocated Corporate Expense	$(29.8)	$(33.3)	$(28.5)	$(31.7)	$(123.3)
Purchase accounting adjustments	(34.6)	(32.3)	(31.0)	(33.7)	(131.6)
Acquisition / divestiture items	(3.9)	(7.3)	(9.1)	(12.5)	(32.8)
Stock-based compensation / deferred compensation	(25.0)	(26.2)	(31.7)	(29.1)	(112.0)
Restructuring and other costs	(12.7)	(10.0)	(15.7)	(15.8)	(54.2)
Consolidated Operating Income	156.9	134.9	122.4	96.7	510.9
Non-operating income (expense) and income taxes	(46.6)	33.1	(36.6)	(11.1)	(61.2)
Net income	$110.3	$168.0	$85.8	$85.6	$449.7